Exhibit 99.1

Salix Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Progenics Contact:	Melissa Downs
Investor Relations Manager
914-789-2800

FDA Approves RELISTOR® Subcutaneous Injection for the Treatment of Opioid-Induced Constipation in Patients with Chronic Non-cancer Pain

Marketing Approval Expands Treatment to Include Nearly 11 Million Patients Who Experience Opioid-Induced Constipation While Taking Opioids for Chronic Non-Cancer Pain

RALEIGH, NC and TARRYTOWN, NY, September 29, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) today announced that the Food and Drug Administration has approved RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, 12 mg/0.6ml, for the treatment of opioid-induced constipation (OIC) in patients taking opioids for chronic non-cancer pain. RELISTOR subcutaneous injection is currently the only available peripherally acting mu opioid receptor antagonist (PAMORA) that is approved for treating OIC at the cause without interfering with the centrally acting analgesic properties of the opioid.

"Frequently, opioid analgesics are prescribed to manage pain in patients suffering from chronic conditions. Unfortunately, the use of an opioid can result in debilitating constipation for a significant number of these patients," stated Bill Forbes, Executive Vice President, Medical, Research and Development and Chief Development Officer, Salix. "The approval and availability of RELISTOR for treating the underlying cause of OIC provides an important and welcomed advancement for many patients who experience constipation while taking opioids for chronic non-cancer pain."

Traditional laxative treatments are often ineffective for many chronic pain patients suffering with opioid-induced constipation. Approximately 80% of chronic pain patients with OIC that were taking laxative therapy continued to report difficulties dealing with their constipation symptoms, as documented by a large patient survey published in 2008 in Pain Medicine. One third of these chronic pain patients reported stopping or lowering their opioid dose in order to relieve their opioid induced constipation, resulting in increased pain levels.

"Unlike other opioid-related side effects, such as nausea and vomiting, constipation never goes away," said Eugene Viscusi, MD, Director of Acute Pain Management, Department of Anesthesiology at Thomas Jefferson University in Philadelphia. "Constipation is one of the side effects for which patients do not develop tolerance with chronic exposure. It can be a significant burden affecting a patient's ability to function adequately."

Dr. Viscusi continued, "Patients generally experience a rapid bowel movement following administration of methylnaltrexone, often within 30 minutes. Unlike laxatives, RELISTOR offers patients a relatively predictable timed response for a bowel movement. Additionally, most patients describe the sensation like a normal bowel activity. These attributes of treatment with RELISTOR are tremendous advantages."

About the Phase III Clinical Trial for OIC in chronic non-cancer pain
A randomized, double blind, placebo-controlled trial was conducted to evaluate the efficacy and safety of RELISTOR 12mg once daily for the treatment of opioid induced constipation in patients with chronic non-cancer pain.

A total of 312 patients with a history of non-cancer pain and taking opioids for at least one month prior to study entry were eligible for enrollment. Patients also had confirmed OIC defined at <3 spontaneous bowel movements per week during the screening period. Constipation due to opioid use had to be associated with 1 or more of the following: A Bristol Stool Form Scale score of 1 or 2 for at least 25% of the bowel movements (BM), straining during at least 25% of the BMs or a sensation of incomplete evacuation after at least 25% of the BMs. The median duration of opioid-induced constipation at baseline was 59 months. The median daily baseline oral morphine equivalent dose was 161 mg. Patients were randomized to receive RELISTOR 12 mg or placebo once daily for four weeks followed by an eight week open label phase when patients could take medications as needed.

In the study a significantly greater portion of patients taking RELISTOR 12mg daily reported having three or more spontaneous bowel movements (SBM) per week during the four week double blind period compared to placebo (59% vs. 38%). Following the first dose, 33% of patients in the RELISTOR 12 mg once daily treatment group had a SBM within 4 hours and approximately half of patients had a SBM prior to the second dose of RELISTOR.

RELISTOR subcutaneous injection was well tolerated and the adverse event profile was consistent with other studies of RELISTOR in an advanced illness population. The most commonly reported side effects included: abdominal pain (21%), diarrhea (6%), nausea (9%) and hyperhidrosis (6%)

About Opioids, Constipation and RELISTOR (methylnaltrexone bromide)
Opioid analgesics are frequently prescribed for patients with chronic pain, including patients with advanced illness. An estimated 27 million patients in the US take opioids for chronic pain. Constipation is one of the most common and distressing side effects in patients receiving chronic opioid therapy. Approximately 40% of chronic pain patients, or nearly 11 million patients, on opioid therapy will experience OIC. RELISTOR is the first approved medication that specifically targets the underlying cause of OIC.

RELISTOR is a Peripherally Acting Mu Opioid Receptor Antagonist (PAMORA) specifically designed to block the constipating effects of opioids in the gastrointestinal tract. The unique molecular structure of RELISTOR restricts it from crossing the blood-brain barrier and interfering with the analgesic effect of opioids.

RELISTOR Subcutaneous Injection was approved in the United States in 2008 for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied in the advanced illness population. The drug is also approved for use in over 50 countries worldwide, including the European Union, Canada, and Australia. In the 28 member countries of the E.U., as well as Iceland, Norway and Liechtenstein, RELISTOR is approved for the treatment of OIC in advanced illness patients who are receiving palliative care when response to usual laxative therapy has not been sufficient. In Canada, the drug is approved for the treatment of OIC in patients with advanced illness, receiving palliative care. When response to laxatives has been insufficient, RELISTOR should be used as an adjunct therapy to induce a prompt bowel movement. Applications in additional countries are pending. RELISTOR is under license to Salix Pharmaceuticals, Inc. from Progenics Pharmaceuticals, Inc.

For more information about RELISTOR, please visit www.RELISTOR.com

Important Safety Information about RELISTOR
RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection is contraindicated in patients with known or suspected gastrointestinal obstruction and patients at increased risk of recurrent obstruction, due to the potential for gastrointestinal perforation.

Cases of gastrointestinal perforation have been reported in adult patients with opioid-induced constipation and advanced illness with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the gastrointestinal tract (e.g., peptic ulcer disease, Ogilvie's syndrome, diverticular disease, infiltrative gastrointestinal tract malignancies or peritoneal metastases). Take into account the overall risk-benefit profile when using RELISTOR in patients with these conditions or other conditions which might result in impaired integrity of the gastrointestinal tract wall (e.g., Crohn's disease). Monitor for the development of severe, persistent, or worsening abdominal pain; discontinue RELISTOR in patients who develop this symptom.

If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.

Symptoms consistent with opioid withdrawal, including hyperhidrosis, chills, diarrhea, abdominal pain, anxiety, and yawning have occurred in patients treated with RELISTOR. Patients having disruptions to the blood-brain barrier may be at increased risk for opioid withdrawal and/or reduced analgesia and should be monitored closely for adequacy of analgesia and symptoms of opioid withdrawal.

Avoid concomitant use of RELISTOR with other opioid antagonists because of the potential for additive effects of opioid receptor antagonism and increased risk of opioid withdrawal.

RELISTOR may precipitate opioid withdrawal in a fetus and should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. In nursing mothers, a decision should be made to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

In the clinical study in adult patients with opioid-induced constipation and chronic non-cancer pain, the most common adverse reactions (≥ 1%) were abdominal pain, nausea, diarrhea, and hyperhidrosis, hot flush, tremor, and chills.

In clinical studies in adult patients with opioid-induced constipation and advanced illness, the most common adverse reactions (≥ 5%) were abdominal pain, flatulence, nausea, dizziness, and diarrhea.

Please see complete Prescribing Information for RELISTOR.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix's strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and commercialize them through the Company's 500-member specialty sales force.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution, 100 g/7.5 g/2.691 g/1.015 g/5.9 g/4.7 g), OSMOPREP® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO® (mesalamine) extended-release capsules 0.375 g, UCERIS® (budesonide) extended release tablets, for oral use, UCERIS (budesonide) rectal foam, GIAZO® (balsalazide disodium) tablets, COLAZAL® (balsalazide disodium) Capsules, GLUMETZA® (metformin hydrochloride extended-release tablets) 500 mg and 1000 mg, ZEGERID® (omeprazole/sodium bicarbonate) Powder for Oral Suspension, ZEGERID® (omeprazole/sodium bicarbonate) Capsules, METOZOLV® ODT (metoclopramide hydrochloride), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, FULYZAQ® (crofelemer) delayed-release tablets, SOLESTA®, DEFLUX®, RUCONEST® C1 esterase inhibitor (recombinant), PEPCID® (famotidine) for Oral Suspension, DIURIL® (chlorothiazide) Oral Suspension, AZASAN® (azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg, CYCLOSET® (bromocriptine mesylate) tablets, FENOGLIDE® (fenofibrate) tablets. RELISTOR® oral tablet, encapsulated bowel preparation and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for OSMOPREP, AZASAN, GLUMETZA and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol "SLXP".

For more information, please visit our website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and website is not incorporated in our filings with the SEC.

About Progenics
Progenics Pharmaceuticals, Inc. is developing innovative medicines for oncology, with a pipeline that includes several product candidates in late-stage clinical development. Progenics' first-in-class PSMA targeted technology platform includes an antibody drug conjugate therapeutic in a two-cohort phase 2 clinical trial and a small molecule targeted imaging agent that has completed dosing in a phase 2 trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is Azedra™, an ultra-orphan radiotherapy candidate also in a phase 2 study under an SPA. Progenics' first commercial product, Relistor® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Salix Pharmaceuticals, Inc.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release.

For additional information, please visit www.progenics.com. Information on or accessed through our website is not included in the company's SEC filings. Follow us on LinkedIn.

Salix Disclosure Notice

Please Note: The statements provided herein that are not historical facts are or might constitute projections and other forward-looking statements regarding future events. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements are just predictions and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected results. Factors that could cause actual events or results to differ materially from those described herein include, among others: market acceptance for approved product including new indications for RELISTOR; uncertainties as to the ability to successfully complete the proposed Cosmo transaction in accordance with its terms and in accordance with the expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed Cosmo transaction may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the proposed transaction; the unpredictability of the duration and results of regulatory review of New Drug Applications, Biologics License Agreements, and Investigational NDAs; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation, including the ongoing Department of Justice investigation of Salix's marketing practices; revenue recognition and other critical accounting policies; the need to acquire new products; changes in tax laws or interpretations thereof; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof. Salix does not undertake to update any of these statements in light of new information or future events, except as required by law. The reader is referred to the documents that Salix files from time to time with the SEC.

Progenics Disclosure Notice
This press release may contain projections and other forward-looking statements regarding future events. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others: the cost, timing and results of clinical trials and other development activities; the unpredictability of the duration and the results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; and possible safety or efficacy concerns, general business, financial and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission. Progenics is providing the information in this press release as of its date and does not undertake any obligation to update or revise it, whether as a result of new information, future events or circumstances or otherwise.